Exhibit 99.1
[GRAPHIC]
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ALBERTSONS ANNOUNCES DEFINITIVE AGREEMENT
TO SELL COMPANY TO SUPERVALU, CVS, AND
CERBERUS-LED INVESTOR GROUP
Boise, Idaho (January 23, 2006) — Albertson’s, Inc. (NYSE:ABS) announced today that it has entered into a definitive agreement to sell the entire company to a consortium of investors for a total transaction value of approximately $17.4 billion in cash, stock and assumed debt, including the settlement of the Albertsons Hybrid Income Term Security units. The value of the transaction to Albertsons’ shareowners is approximately $26.29 per share, as described below, representing a premium of approximately 27 percent based on the company’s closing share price of $20.73 on September 1, 2005, the day before it announced it would explore strategic alternatives.
Members of the consortium involved in the transaction are SUPERVALU Inc. (NYSE:SVU), CVS Corporation (NYSE:CVS), and an investor group led by CERBERUS CAPITAL MANAGEMENT, L.P. that also includes Kimco Realty, Schottenstein Realty, Lubert-Adler Partners, and Klaff Realty, LP.
Under the terms of the agreement, Albertsons shareholders will receive $20.35 in cash and a fixed exchange ratio of 0.182 shares of SUPERVALU stock for each Albertsons share, on a fully diluted basis. The value of the SUPERVALU stock, based on a $32.65 average stock price using the 20 day trading average of the closing price of the SUPERVALU stock through January 20, 2006, is $5.94. The $20.35 in cash plus $5.94 in SUPERVALU stock yields a total consideration per share of $26.29. Albertsons shareholders would have an equity ownership of approximately 35 percent of the substantially enlarged SUPERVALU upon completion of the transaction.
Assets and operations will be divided by consortium members as follows:
SUPERVALU will acquire approximately 1124 operating stores and 100 percent of the support operations for Acme Markets, Bristol Farms, Jewel-Osco, Shaw’s, and Star Markets, as well as all Albertsons banner stores in Idaho, Southern Nevada, Utah,

Southern California, and the Northwestern US. Also included are all of the combo-store pharmacies, which operate under the Osco and Sav-on banners. These assets combined with SUPERVALU’s existing assets would create a strong new company with 2,656 stores in 48 states plus the District of Columbia and approximately $44 billion in revenues, making it the second largest supermarket company in America.
CVS will acquire 100 percent of the stand-alone drugstore business, which includes approximately 700 freestanding stores as well as a distribution center located in La Habra, California. CVS will also acquire Albertson’s ownership interests in the drug store real estate and intends to sell these interests at or soon after closing in a sale-leaseback transaction. The Sav-on and Osco banners are not part of the sale to CVS. All stand-alone drugstores included in the transaction will be re-bannered as CVS.
The CERBERUS-led consortium will acquire 655 operating stores and 100 percent of the distribution centers and offices in Albertsons’ Dallas/Fort Worth division, and in the Florida, Northern California, Rocky Mountain and Southwestern regions. These stores operate under the Albertsons and Super Saver banners and also include the combo-store pharmacies under the Osco and Sav-on banners. Cerberus has also purchased 26 Cub Stores from SUPERVALU in the Chicago area for an undisclosed amount.
SUPERVALU would provide the necessary transition services to all consortium members for an unspecified length of time.
The transaction is subject to approval by Albertsons and SUPERVALU shareholders as well as customary regulatory approvals. It is expected to close in mid-2006.
COMMENTS ON THE TRANSACTION
Larry Johnston, Chairman, CEO and President of Albertsons said, “This transaction brings our review of strategic alternatives to a very successful conclusion. Over the past several years our team has executed a major restructuring of the company while simultaneously demonstrating strong financial performance compared to our primary traditional competitors in the areas of earnings, sales and free cash flow. From the beginning, the objective of our leadership team has been to demonstrate operational excellence while increasing shareholder value for the company’s large and complex portfolio of retail assets.
This transaction will bring a substantial cash payment to our shareholders. In addition, it also enables our shareowners to benefit from continuing ownership interest in an exciting new retail food and drug company. This new company combines powerful brands, leadership positions in key markets, strong supply chain expertise, highly competitive format differentiation across consumer segments and the ability to further leverage size and scale on a national basis. We strongly believe this new opportunity will result in a bright future for all stakeholders.”
Johnston continued, “We are also pleased that in addition to maintaining a presence in each banner’s headquarter city (Jewel-Chicago, Acme-Philadelphia, Shaws-Boston,

Albertsons-Los Angeles), SUPERVALU has stated that it intends also to maintain an important presence in Boise, Idaho for the foreseeable future.
Johnston concluded “In summary, we believe this transaction increases shareholder value by capturing strong value for the ongoing business enterprise, monetizing valuable real estate assets, and affording shareowners the opportunity to benefit from a substantial continuing ownership interest in a powerful, growing, and vibrant new company”.
Goldman Sachs & Co. and The Blackstone Group L.P., served as financial advisors and Jones Day served as legal advisor to Albertsons. Sullivan & Cromwell, LLP served as advisors to Albertsons’ Board of Directors.
About Albertson’s, Inc.
Albertsons is one of the world’s largest food and drug retailers. The Company’s divisions and subsidiaries operate approximately 2,500 stores in 37 states across the U.S. and employ approximately 240,000 associates. Its banners include Albertsons, Acme, Shaw’s, Jewel-Osco, Sav-on Drugs, Osco Drug, and Star Market, as well as Super Saver and Bristol Farms, which are operated independently. For more information about Albertsons, please visit our website at www.albertsons.com.
CAUTIONARY STATEMENTS RELEVANT TO FORWARD-LOOKING INFORMATION FOR THE PURPOSE OF “SAFE HARBOR” PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
Except for the historical and factual information contained herein, the matters set forth in this filing, including statements as to the expected benefits of the acquisition such as efficiencies, cost savings, market profile and financial strength, and the competitive ability and position of the combined company, and other statements identified by words such as “estimates,” “expects,” “projects,” “plans,” and similar expressions are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including required approvals by Albertson’s and SUPERVALU shareholders and regulatory agencies, the possibility that the anticipated benefits from the acquisition cannot be fully realized or may take longer to realize than expected, the possibility that costs or difficulties related to the integration of Albertson’s operations into SUPERVALU will be greater than expected, the impact of competition and other risk factors relating to our industry as detailed from time to time in each of SUPERVALU’s and Albertson’s reports filed with the SEC. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Unless legally required, Albertson’s undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
ADDITIONAL INFORMATION
SUPERVALU and Albertsons will file a joint proxy statement/prospectus with the Securities and Exchange Commission (SEC). INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE

BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. You will be able to obtain the joint proxy statement/prospectus, as well as other filings containing information about SUPERVALU and Albertson’s, free of charge, at the website maintained by the SEC at www.sec.gov. Copies of the joint proxy statement/prospectus and the filings with the SEC that will be incorporated by reference in the joint proxy statement/prospectus can also be obtained, free of charge, by directing a request to SUPERVALU INC., 11840 Valley View Road, Eden Prairie, Minnesota, 55344, Attention: Corporate Secretary, or to Albertson’s, Inc., 250 East Parkcenter Boulevard, Boise, Idaho, 83706-3940, Attention: Corporate Secretary. The respective directors and executive officers of SUPERVALU and Albertson’s and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding SUPERVALU’s directors and executive officers is available in its proxy statement filed with the SEC by SUPERVALU on May 12, 2005, and information regarding Albertson’s directors and executive officers is available in its proxy statement filed with the SEC by Albertson’s on May 6, 2005. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained the joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.
Investors should read the joint proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions.